  Exhibit 99.1

American Resources Corporation Reports Third Quarter 2020 Financial Results and Provides Business Outlook

Company reports $127,982 of net income and $2.8 million of adjusted EBITDA

American Metal LLC subsidiary grew 30% over second quarter of 2020

Well-positioned to be a long-term supplier of raw material and critical elements to the modern-day infrastructure market

Strategic steps taken to transform into an infrastructure company producing pure metallurgical carbon, rare earth elements and metal aggregation, while enhancing environmental, social and governance (ESG) profile

Company expects multiple value driving milestones over the remainder of 2020

Company to host conference call on Monday, November 9, 2020 at 10:30 AM ET

October 30, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / October 30, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today reported its third quarter of 2020 financial results and provided a corporate update.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “Over the course of the third quarter, our team continued to execute on the strategic transformation of the Company to solidify our position as a next generation and socially responsible supplier of raw materials. Our first-class portfolio of assets, which have been strategically acquired at a substantial discount to replacement value, has never been in a better position to deliver long term value for our stakeholders. Bolstered by our restructuring efforts that eliminate the industry’s legacy mentality and issues and focuses on efficiency and forward thinking, our dynamic platform now sits at an inflection point and the beginning of a new era.

Third Quarter 2020 Key Highlights

●
Acquired two additional continuous miners (critical pieces of mining equipment) in anticipation of restarting Perry County Resources in the fourth quarter of 2020. The two additional continuous miners give American Resources a total of six to utilize under its restructured, efficient, low-cost operating structure. The Company’s plan involves using a total of five continuous miners once fully ramped with two “super” sections and one bridge section.

●
Further reduced environmental liabilities and long-term costs through the strategic execution of environmental reclamation of idled, irrational thermal coal mines resulting in the bond release of an additional $400,000 of associated environmental reclamation bonds.

●
Commenced a railcar and metal recycling service partnership through its American Metals business line where it began to receive retired coal railcars to be recycled for their metal content and reused for alternative, modern-day purposes.

●
Received a prestigious Sentinels of Safety Award from the National Mining Association in recognition of its outstanding safety performance.

●
Further streamlined the Company’s capital structure through the exercise of over two million warrants during and subsequent to the third quarter of 2020.

Mr. Jensen continued, “With the closing of our most recent capital raise and improvements to our balance sheet, we are confident that we are fully capitalized to execute our near-term plans and advance American Resources into its next and exciting chapter. Our metallurgical carbon operations are poised to restart in the fourth quarter of 2020 at Perry County Resources (“PCR”) to fulfill our customers’ 2021 contracted demand, with production capabilities of over 1.0 million tons per year of metallurgical carbon. Once we are operating at PCR this quarter, our sights will be set towards bringing our McCoy Elkhorn complex online sometime in mid-2021. Additionally, we are pleased with our American Metals business line, having grown nearly 30 percent quarter-over-quarter. We are committed to the growth of American Metals to further diversify our business in a meaningful way, and to advance and support our environmental efforts.”

“Lastly, our recently announced American Rare Earth business line provides us with a lot of excitement and a tremendous opportunity to produce critical elements in the most environmentally friendly and socially conscious manner; all while helping to secure our country’s resource independence and national security. American Rare Earth enables us to continue to innovate by advancing the Central Appalachian region towards becoming a domestic production hub of critical elements and at the same time, fully complements our ESG efforts and Sustainable Development Goals (“SDG”). Through its unique regional production attributes, the collection of these rare earth elements is done in a way that is a benefit to the environment, creates well-paying and meaningful jobs to an economically distressed area, and advances the United States, and the world, to a cleaner, more modern economy. We believe these ESG efforts will further distinguish American Resources as industry revolutionaries along with permanently shutting down and remediating irrational thermal coal operation throughout our region,” added Mr. Jensen.

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties on Monday, November 9, 2020 at 10:30 AM ET.

To participate in the call, please dial (877) 407-4019 and reference the American Resources Conference Call.

Financial Results for Third Quarter 2020

For the third quarter of 2020, American Resources reported net income of $123,982, or $0.00 per share for the three months ended September 30, 2020, as compared with a net loss of $7.34 million, or a loss of $0.30 per share in the prior-year period. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, equity-based compensation, warrant expense and development and restructuring costs (“Adjusted EBITDA”) of $2.8 million in the third quarter of 2020, as compared with Adjusted EBITDA loss of $2.5 million for the third quarter of 2019.

Third Quarter 2020 Summary

Total revenues were $294,646 for the third quarter of 2020. Cost of sales (includes mining, transportation, royalty, holding and processing costs) for the third quarter of 2020 were $72,692, or 24.7 percent of total revenues, compared to $2.95 million, or 160 percent of total revenue in the same period of 2019.

General and administrative expenses for the third quarter of 2020 were $132,676, or 45 percent of total revenue, compared to $1.43 million during the third quarter of 2019. Depreciation for the third quarter of 2020 was $646,438, or 219 percent of total revenue. American Resources incurred interest expense of $379,583 during the third quarter of 2020 compared to $901,812 during the third quarter of 2019. Development costs during the quarter were $792,926, compared to $307,247 in the second quarter of 2020.

The Company did not incur any income tax expense in the third quarter of 2020 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $13,746,391 as of December 31, 2019.

Operational Results

During the third quarter of 2020, all carbon production continued to be idled due to the disruptions related to the global COVID-19 pandemic. As previously stated, the Company instead shifted its primary focus on increasing efficiencies, readying Perry County Resources to be brought back online, reducing its long-term cost structure, monetizing non-core assets and advancing environmental reclamation.

Mr. Jensen reiterated, “During the third quarter, our carbon production and processing operation remained idle due to the COVID-19 related market disruptions and to ensure the safety of our workers. Enabled by our low corporate overhead and our dedication to not waste valuable resources, we continued to focus on improving our operations, advancing environmental reclamation and scaling our American Metals business during this market disruption, which we believe will drive significant long-term value for our shareholders. As carbon markets began to stabilize, we were able to secure 2021 baseload contracts for Perry County Resources and are in the final stages of preparing to bring the complex back online in the fourth quarter. Furthermore, with the infusion of additional capital, along with a first-class operational team behind a premier asset such as Perry County, we are in a position of strength to ensure a smooth and rapid ramp.”

The exhibit below summarizes some of the key sales, production and financial metrics:

	Three month ended		Three month ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Sales Volume (a)
Tons Sold	-	-	25,969

Company Production (a)
McCoy Elkhorn Coal	-	-	11,180
Perry County Resources	-	-	-
Deane Mining	-	-	14,789
Total	-	-	25,969

Company Financial Metrics(b)
Revenue per Ton	-	-	71.13
Cash Cost per Ton Sold (c)	-	-	113.84
Cash Margin per Ton (c)	-	-	(42.71)

Development Costs	$792,926	$307,247	1,425,024

Notes:
(a) In short tons
(b) Excludes transportation
(c) Cash cost per ton is based on reported cost of sales and includes items such as production taxes, royalties, labor, fuel, and other similar production and sales cost items, and may be adjusted for other items that, pursuant to GAAP, are classified in the Statement of Operations as costs other than cost of sales, but relate directly to the cost incurred to produce coal. Our cash cost of sales per short ton is calculated as cash cost of sales divided by short tons sold, and our cash margin per ton is calculated by subtracting cash cost per ton from revenue per ton. Cash cost of sales per short ton and average cash margin per ton are non-GAAP financial measure which are calculated in conformity with U.S. GAAP and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe cash cost of sales per ton and average cash margin per ton are useful measurse of performance as it aides some investors and analysts in comparing us against other companies. Cash cost of sales per ton and margin per ton may not be comparable to similarly titled measures used by other companies.

AMERICAN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months September 30, 2020	Three Months September 30, 2019	Nine Months September 30, 2020	Nine Months September 30, 2019

Coal Sales	$-	$1,847,279	$524,334	$18,162,805
Metal Aggregating, Processing and Sales	294,646	-	521,482	-
Processing Services Income	-	-	-	20,876

Total Revenue	294,646	1,847,279	1,045,816	18,183,681

Cost of Coal Sales and Processing	(72,692)	(2,956,306)	(2,590,435)	(15,254,961)
Accretion Expense	(240,685)	(320,900)	(981,859)	(962,699)
Depreciation	(646,438)	(1,414,942)	(1,855,236)	(3,036,747)
Amortization of mining rights	(313,224)	(252,729)	(939,672)	(1,592,110)
General and Administrative	(132,676)	(1,434,545)	(1,659,908)	(3,798,051)
Professional Fees	(175,832)	(170,937)	(686,158)	(5,136,767)
Production Taxes and Royalties	(154,604)	(948,148)	(404,660)	(2,811,691)
Development Costs	(792,926)	(1,425,024)	(1,228,333)	(5,912,589)

Total Operating Expenses	(2,529,078)	(8,923,531)	(10,346,261)	(38,505,615)

Net Loss from Operations	(2,234,432)	(7,076,252)	(9,300,445)	(20,321,934)

Other Income	160,635	770,405	(153,544)	1,251,359
Gain on interest forgiven	832,500	-	832,500	-
Gain on Depreciation Recapture	1,706,569	-	1,706,569	-
Gain on sale of stock	-	-	6,820,949	-
Loss on settlement of payable	-	-		(22,660)
Amortization of debt discount and issuance costs	(2,879)	(219,218)	(8,637)	(7,722,197)
Interest Income	41,172	82,343	164,686	164,686
Warrant Modification Expense	-	-	-	(2,545,360)
Interest expense	(379,583)	(901,810)	(1,891,226)	(1,674,653)

Total Other income (expense)	2,358,413	(268,280)	7,471,297	(10,548,825)

Net Income (Loss)	123,982	(7,344,532)	(1,829,148)	(30,870,759)

Net loss per common share - basic and diluted	$0.00	$(0.30)	$(0.07)	$(1.34)

Weighted average common shares outstanding	26,785,364	24,886,763	27,009,075	23,025,762

AMERICAN RESOURCES CORPORATION

CONSOLIDATED BALANCE SHEETS
UNAUDITED

	September 30, 2020	December 31, 2019
ASSETS

CURRENT ASSETS
Cash	$753,910	$3,324
Accounts Receivable	46,150	2,424,905
Inventory	150,503	515,630
Prepaid fees	175,000	-
Accounts Receivable - Other	234,240	234,240
Total Current Assets	1,359,803	3,178,099

OTHER ASSETS
Cash - restricted	637,806	265,487
Processing and rail facility	11,591,273	12,723,163
Underground equipment	6,838,417	8,294,188
Surface equipment	2,527,576	3,224,896
Acquired mining rights	561,575	669,860
Coal refuse storage	12,134,192	12,171,271
Less Accumulated Depreciation	(11,971,657)	(11,162,622)
Land	1,572,435	1,748,169
Note Receivable	4,117,139	4,117,139
Total Other Assets	28,008,756	32,051,551

TOTAL ASSETS	$29,368,559	$35,229,650

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,640,915	$6,604,134
Accounts payable – nontrade	4,012,674	4,440,345
Accounts payable – related party	979,146	718,156
Accrued interest	573,526	2,869,763
Due to affiliate	74,000	132,639
Current portion of long term-debt (net of issuance costs and debt discount of $0 and $134,296)	12,469,374	20,494,589
Current portion of convertible debt	-	7,419,612
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	26,076,804	45,006,407

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs of $408,546 and $417,183)	4,734,639	5,415,271
Convertible note payables – long term	16,911,548	-
Reclamation liability	15,222,499	17,512,613
Total Other Liabilities	36,868,686	22,927,884

Total Liabilities	62,945,490	67,934,291

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 28,400,512 and 27,410,512 shares issued and outstanding, respectively	2,839	2,740
AREC - Series A Preferred stock: $.0001 par value; 5,000,000 shares authorized, 0 and 0 shares issued and outstanding, respectively	-	-
AREC - Series C Preferred stock: $.001 par value; 20,000,000 shares authorized, 0 and 0 shares issued and outstanding, respectively	-	-
Additional paid-in capital	91,397,889	90,326,104
Accumulated deficit	(124,977,659)	(123,033,485)
Total American Resources Corporation’s Stockholders’ Equity (Deficit)
Total Stockholders’ Deficit	(33,576,931)	(32,704,641)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$29,368,559	$35,229,650

AMERICAN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Nine Months September 30, 2020	For the Nine Months September 30, 2019
Cash Flows from Operating activities:
Net loss	$(1,829,148)	$(30,870,759)
Adjustments to reconcile loss to net cash
Depreciation	1,855,236	3,036,747
Amortization of mining rights	939,672	1,592,110
Accretion expense	981,859	962,699
Cancelation of debt	-	-
Liabilities reduced due to sale of assets	(3,271,973)	-
Recovery of previously impaired receipts	-	(50,806)
Amortization of debt discount	-	7,722,197
Warrant expense	230,050	2,528,598
Warrant modification expense	-	2,545,360
Option expense	-	245,356
Issuance of common shares for services	18,800	1,806,040
Issuance of common shares for debt settlement	642,060	-
Return of common shares for property sale	(1,840,200)	-

Change in current assets and liabilities:

Accounts receivable	2,378,755	1,300,654
Inventory	365,126	(840,526)
Prepaid expenses and other assets	(175,000)	(335,174)
Accounts payable	(303,567)	(2,274,582
Funds held for others	-	(79,662)
Due to affiliates	202,351	164,526
Accrued interest	(2,296,237)	858,406
Cash used in operating activities	(2,102,216)	(11,688,816)

Cash Flows from Investing activities:

Cash paid for PPE, net	-	(327,250)
Cash received in asset acquisitions, net	417,857	650,000
Cash provided by (used in) investing activities	417,857	322,750

Cash Flows from Financing activities:

Principal payments on long term debt	(1,072,745)	(2,548,111)
Proceeds from long term debt	28,000	5,139,399
Proceeds from convertible debt	3,638,277	399,980
Proceeds from related party	-	8,639
Issuance of warrants in conjunction with convertible notes	1,223,700	-

Net proceeds from (payments to) factoring agreement	(1,807,443)	(1,087,413)
Sale of common stock for cash in connection with public offering	-	4,354,000
Sale of common stock for cash issued with warrants in connection with public offering	-	3,409,600
Sale of common stock in connection with warrant conversions	797,475	-
Cash provided by financing activities	2,807,264	9,676,094

Increase (Decrease) in cash and restricted cash	1,122,905	(1,689,972)
Cash and restricted cash, beginning of period	268,811	2,704,799
Cash and restricted cash, end of period	$1,391,716	$1,014,827

Supplemental Information
Cash paid for interest	$208,154	$389,437
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities
Shares issued in asset acquisition	$-	$24,400,000
Assumption of net assets and liabilities for asset acquisitions	$-	$8,787,748
Issuance of warrants in conjunction with convertible notes	$1,223,700	$-
Conversion of accounts payable into common shares	$-	$231,661
Beneficial Conversion Feature on note payable due to modification	$-	$7,362,925
Shares issued in connection with note payable	$-	$297,831
Conversion of Series A Preferred into common shares	$-	$161
Conversion of Series C Preferred into common shares	$-	$1
Return of shares related to employee settlement	$-	$11
Warrant exercise for common shares	$-	$60

Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP

	For the three months ended September 30, 2020	For the three months ended September 30, 2019
Net Income	123,982	(7,344,533)

Interest & Other Expenses	379,583	1,121,030
Income Tax Expense	-	-
Accretion Expense	240,685	320,900
Depreciation	646,438	1,414,942
Amortization of Mining Rights	313,224	252,728
Amortization of Dedt Discount & Issuance	2,879	219,218
Non-Cash Stock Options	-	-
Non-Cash Warrant Expense	142,296	-
Non-Cash Share Comp. Expense	101,615	138,857
Development Costs	792,926	1,425,024
PCR Restructuring Expenses	66,275	-

Total Adjustments	2,685,921	4,892,699

Adjusted EBITDA	2,809,903	(2,451,834)

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation